Exhibit 23.1

Ankit Consulting Services Inc.
___________________________________________
30211 Avenida De Las Banderas, Suite # 200, Rancho Santa Margarita, CA 92688
Phone: 949-683-3034, Facsimile: 949-271-4737

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1a is a part, of the report dated May 23, 2018 relative to the financial statements of Cheval Resources Corporation as of December 31, 2076 and 2065 for the years then ended.

We also consent to the reference to my firm under the caption "Experts" in such Registration Statement.5.

/s/ Ankit Consulting Services, Inc.

Ankit Consulting Services, Inc.
Certified Public Accountants
Rancho Santa Margarita, CA
 May 23, 2018